                                                                    Exhibit 99.3

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Combined Financial Statements are presented to give effect to the acquisition of MGI Software Corp. ("MGI") by Roxio, Inc. ("Roxio" or the "Company"). On December 3, 2001, Roxio executed a combination agreement (the "Combination Agreement") for the acquisition of MGI. Under the terms of the Combination Agreement, Roxio, through an indirect wholly owned subsidiary, acquired all of the outstanding shares of capital stock of MGI (the "MGI Shares") in exchange for 2,203,451 shares of Roxio's common stock (the "Roxio Shares"). The transaction was consummated on January 31, 2002 (the "Effective Date"). The transaction is to be accounted for under the purchase method of accounting.

The total value of the Roxio Shares is based on an average price of U.S. $14.26 per Roxio Share. Such per share price is based on the average of the closing prices of Roxio's common stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the five trading days immediately preceding the execution of the Combination Agreement. The purchase price has been calculated based on an estimate of the acquisition costs. The allocation of the purchase price may ultimately differ based on the final valuation of the intangible assets and the finalization of the closing balance sheet.

Allocation of Purchase Price (in Thousands U.S.$):
------------------------------------------------
Value of stock consideration ........................   $31,421
Acquisition costs ...................................     2,617
                                                        -------
     Total costs ....................................   $34,038
                                                        =======

Allocation of purchase price:
     In process research and development ............   $ 1,126
     Fair market value of liabilities assumed less
      assets acquired ...............................    (4,194)
     Value of identifiable intangible assets:
          Developed Technologies ....................     7,071
          Trade Name ................................       501
          Residual goodwill .........................    29,534
                                                        -------
     Total ..........................................   $34,038
                                                        =======

We will amortize identified intangibles over a period of 3 years. In accordance with the provisions of the Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standard (SFAS) No. 142, "Goodwill and Other Intangibles", Goodwill will not be amortized. We will annually evaluate the need for an impairment of the goodwill. A portion of the purchase price Roxio paid for MGI has been allocated to developed technology and in process research and development ("IPRD"). We identified four ongoing projects and valued the developed technology and IPRD by conducting extensive interviews, analyzing data provided by MGI concerning developmental products, considering the stage of development of such products and the time and resources needed to complete them, and assessing the expected income generating ability, target markets and associated risks. The income approach, which includes an analysis of the markets, cash flows and risks associated with achieving such cash flows, was the primary technique utilized in valuing the developed technology and IPRD. Based on our analysis of these variables, we will record a one time purchased IPRD charge of U.S. $1,126,000 upon our acquisition of MGI as technological feasibility had not been established and no future alternative uses existed.

The following Unaudited Pro Forma Condensed Combined Financial Statements give effect to the acquisition to be accounted for using the purchase method of accounting, whereby the total cost of the acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the Effective Date, with any excess of the total cost over the net of the amounts assigned to assets acquired and liabilities assumed being recognized as goodwill. Amounts assigned to assets to be used in particular research and development projects that have no alternative future use are charged to expense at the Effective Date. MGI's balance sheet and income statement included in the Unaudited Pro Forma Condensed Combined Financial Statements have been prepared in U.S. dollars in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") and Roxio's financial statement presentation. The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared in accordance with rules and regulations of the Securities and Exchange Commission ("SEC") and on the basis of assumptions described in the notes thereto, including assumptions related to the calculation of the purchase cost and the allocation of the total purchase cost to the assets and liabilities of MGI based upon preliminary estimates of fair value. The actual allocation may differ from those assumptions after valuations and other procedures are completed.

The Unaudited Pro Forma Condensed Combined Statements of Operations were prepared as if the acquisition occurred as of April 1, 2000 (the beginning of Roxio's 2001 fiscal year). The Unaudited Pro Forma Condensed Combined Balance Sheet was prepared as if the acquisition occurred as of

December 31, 2001. These statements are not necessarily indicative of what the actual operating results or financial position would have been had the acquisition occurred on the dates and for the periods indicated and do not purport to indicate future results of operations. In addition, they do not reflect any additional costs, or cost savings or other synergies resulting from the acquisition.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical consolidated financial statements of Roxio filed on Form 10-K and 10-Q and of MGI included elsewhere in this 8-K/A.

                                  MGI AND ROXIO
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 2001

                                                                     Roxio          MGI                         Combined
                                                                  ------------   -----------                    Pro Forma
                                                                  December 31,   October 31,      Pro Forma    December 31,
(All Amounts in Thousands U.S.$)                    Footnotes         2001          2001         Adjustments       2001
                                                    ---------     ------------   -----------     -----------   ------------
Assets
Current Assets
  Cash and cash equivalents .....................       5           $ 60,593      $    291        $   (193)      $ 60,691
  Short term investments ........................                                    1,582                          1,582
  Accounts receivable, net ......................      5,6            19,201         4,663            (851)        23,013
  Inventories ...................................      1,5               191         1,556             154          1,901
  Prepaid expenses and other current assets .....       5              3,503         1,162             (45)         4,620
  Deferred income taxes .........................                      3,482             -                          3,482
                                                                    --------      --------        --------       --------
     Total current assets .......................                     86,970         9,254            (935)        95,289
                                                                    --------      --------        --------       --------
Property and equipment, net .....................       5              3,175         2,704             (55)         5,824
Goodwill ........................................       2             16,255             -          29,534         45,789
Other intangibles, net ..........................       3              5,758         1,370           6,202         13,330
Other assets ....................................                        533                                          533
                                                                    --------      --------        --------       --------
     Total assets ...............................                   $112,691      $ 13,328        $ 34,746       $160,765
                                                                    ========      ========        ========       ========
Liabilities and Stockholders' Equity

Current liabilities
  Notes payable .................................       5                         $  1,088        $ (1,063)      $     25
  Accounts payable ..............................       5           $ 12,566         3,518            (106)        15,978
  Income taxes payable ..........................                      1,654             -                          1,654
  Accrued liabilities ...........................       4             11,372         4,719           9,216         25,307
  Current portion of capital lease obligations ..                        443            24                            467
  Deferred revenue ..............................                                      189                            189
                                                                    --------      --------        --------       --------
     Total current liabilities ..................                     26,035         9,538           8,047         43,620
                                                                    --------      --------        --------       --------
Accrued liabilities .............................                                      194                            194
Long term capital lease obligations .............                        891                                          891
Deferred income taxes ...........................                      1,407                                        1,407

     Total liabilities ..........................                     28,333         9,732           8,047         46,112
                                                                    --------      --------        --------       --------
Stockholders' equity
  Common stock ..................................       7                 17        73,851         (73,849)            19
  Additional paid in capital ....................       8             93,875         2,499          28,920        125,294
  Deferred stock based compensation .............                     (8,462)                                      (8,462)
  Accumulated other comprehensive income ........                         (1)                                          (1)
  Deficit .......................................       9             (1,071)      (72,754)         71,628         (2,197)
                                                                    --------      --------        --------       --------
     Total stockholders' equity .................                     84,358         3,596          26,699        114,653
                                                                    --------      --------        --------       --------
     Total liabilities and stockholders' equity .                   $112,691      $ 13,328        $ 34,746       $160,765
                                                                    ========      ========        ========       ========

The balance sheet figures for MGI as at October 31, 2001 have been translated into U.S. dollars based on the October 31, 2001 exchange rate of U.S. $0.6303 to each Canadian dollar and certain reclassifications to reflect the presentation used by Roxio have been made as follows:

(a) Other accounts receivable of $570 for MGI were reclassified from Other accounts receivable to Prepaid expenses and other current assets in the Condensed Combined Balance sheet.
(b) Trademarks and Patents of $546 classified as Capital assets in MGI were reclassified from Capital assets to Other intangibles, net in the Condensed Combined Balance Sheet.
(c) Acquired technology of $824 for MGI was reclassified from acquired technology to Other intangibles, net in the Condensed Combined Balance Sheet.
(d) In the MGI Balance Sheet as of October 31, 2001, $1,873 was classified as Cash and short-term investments. In the Condensed Combined Balance Sheet $291 of this was classified as Cash and $1,582 was classified as short term investments.
(e) Bank loan of subsidiary of $1,063 for MGI was reclassified from bank loan of subsidiary to Notes payable in the Condensed Combined Balance Sheet.

(f) In the MGI Balance sheet as of October 31, 2001, $8,237 was classified as Accounts payable and accrued liabilities. In the Condensed Combined Balance Sheet $3,518 of this was classified as accounts payable and $4,719 was reclassified as accrued liabilities.

The pro forma adjustments related to the acquisition reflect adjustments to allocate the purchase price as follows:

1. To adjust finished goods at MGI by $308 to estimated fair value calculated as expected selling price less estimated selling expenses.
2. To adjust for the recording of goodwill based on the preliminary purchase price allocation.
3. To adjust Other intangibles, net in MGI to the preliminary estimated fair value of $7,572 identified in the preliminary purchase price allocation.
4.   To adjust accrued liabilities to reflect the following:

     o $1,457 in investment bankers' fees, insurance expenses, and accounting and legal expenses incurred by MGI subsequent to October 31, 2001 related to the acquisition
     o $49 related to redemption of outstanding Warrants in MGI common stock as set forth by the agreement between Roxio and MGI
     o $1,078 related primarily to severance cost implemented by MGI as a result of the transaction
     o    $2,617 in Roxio's estimated acquisition costs
     o $3,815 in aggregate contingent obligations relating to historical product shipments based on Roxio's assessment of the likely exposure

5. As part of its restructuring plans at the close, Roxio will eliminate MGI's holding in the joint venture Live Picture Japan ("LPJ"). Roxio has accrued $200 as an adjustment to reflect the discontinuance of its ownership in LPJ as well as removing LPJ from the consolidation, as adjusted in the following individual balances:

                  Cash ............................  $ (193)
                  Accounts receivable .............  $  (97)
                  Inventories .....................  $ (154)
                  Prepaid and other assets ........  $  (45)
                  Property and equipment ..........  $  (55)
                  Note payable ....................  $1,063
                  Accounts Payable ................  $  106

6.   To accrue for product returns as a result of re-branding of $754.
7. To adjust common stock to reflect the par value of the 2,203,451 Roxio Shares issued as part of the acquisition and to eliminate the common stock of MGI in the amount of $73,851.
8. To adjust Additional paid in capital for the fair value of the Roxio Shares issued to Shareholders in excess of par value in the amount of $31,419 and to eliminate the Additional paid-in capital of MGI in the amount of $2,499.
9. To adjust deficit to reflect the write off of $1,126 of In-Process Research and Development and the removal of deficit of MGI in the amount of $72,754.

                                  MGI AND ROXIO
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 2001

                                                                                           Year Ended
                                                                   ----------------------------------------------------------
                                                                     Roxio          MGI                          Combined
                                                                   March 31,     January 31,                     Pro Forma
                                                       Footnotes      2001           2001        Adjustments   March 31, 2001
                                                       ---------   ---------     -----------     -----------   --------------
                                                              (U.S.$ in thousands, except share and per share amounts)
Net Revenues .........................................    2         $121,908      $ 31,575         $  (974)       $152,509
Cost of revenues
 (excludes stock based compensation charges in
 Roxio of $45) .......................................    2           24,627         6,992            (974)         30,645
                                                                    --------      --------         -------        --------
Gross profit .........................................                97,281        24,583               -         121,864
                                                                    --------      --------         -------        --------
Operating Expenses:
  Research and development
   (excludes stock based compensation charges in
   Roxio of $3,080) ..................................                17,532        14,735                          32,267
  Sales and marketing
   (excludes stock based compensation charges in
   Roxio of $570).....................................                34,560        20,414                          54,974
  General and administrative
   (excludes stock based compensation charges in
   Roxio of $1,170) ..................................                15,392         4,696                          20,088
  Amortization of intangible assets ..................    1           15,441         4,577           2,524          22,542
  Stock based compensation charges ...................                 4,865             -                           4,865
  Abandoned public offering cost .....................                     -         1,297                           1,297
  Write down goodwill ................................                     -           625                             625
  Restructuring ......................................                     -           676                             676
     Total operating expenses ........................                87,790        47,020           2,524         137,334
                                                                    --------      --------         -------        --------
Income from operations ...............................                 9,491       (22,437)         (2,524)        (15,470)
Other income, net ....................................                     -         1,034                           1,034
Income (loss) from operations before provision for
 income taxes ........................................                 9,491       (21,403)         (2,524)        (14,436)
                                                                    --------      --------         -------        --------
Provision for income taxes ...........................                (5,921)         (413)                         (6,334)
                                                                    --------      --------         -------        --------
Net income (loss) ....................................   3,4        $  3,570      $(21,816)        $(2,524)       $(20,770)
                                                                    ========      ========         =======        ========
Basic and diluted net income (loss) per share ........              $   0.22                                      $  (1.11)
                                                                    ========                                      ========
Weighted average shares used in computing basic and
 diluted net income (loss) per share .................    5           16,500         2,203                          18,703
                                                                    ========      ========                        ========

Notes:
-----

The statement of operations for MGI for the year ended January 31, 2001 has been translated into U.S. dollars based on the average exchange rate for the year ended January 31, 2001 of U.S. $0.6711. Certain reclassifications to reflect the presentation used by Roxio have been made as follows:

(a) Amortization of capital assets for MGI of $1,242 was reclassified from amortization of capital assets to research and development expense in the statement of operations.
(b) Foreign exchange gains of $523 for MGI have been reclassified from foreign exchange gain to other income in the statement of operations.
(c) Restructuring charges in MGI for January 31, 2001 are: (i) facility rationalization/severance - $194; and (ii) other realignment - $482.

The pro forma adjustments, which include only recurring type adjustments, are as follows:

(1) To record an Amortization of the estimated $7,572 of identifiable intangible assets based on a three year useful life.
(2) To record elimination of technology royalties paid by Roxio to MGI. In addition, the pro forma statement of operations does not reflect the impact of the stepped up value of inventory; had the stepped up value been reflected, cost of sales would have increased by $308.
(3) Write down of the acquired In Process research and development ("IPR&D"), as required by U.S. GAAP in situations where the IPR&D has not reached technological feasibility and there are no alternative uses, are not reflected in the pro forma statement of operations as it is a material non recurring charge directly attributable to the acquisition. Had a write down of IPR&D been reflected in the statement of operations, net loss would have increased by $0.06 to $1.17.
(4) Roxio implemented the Statement of Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets" effective April 1, 2001. As a result, Roxio ceased amortization of goodwill from April 1, 2001. Since the acquisition will occur after July 1, 2001 and after Roxio implemented SFAS 142, the pro forma statement of operations does not include any amortization of goodwill. Identifiable intangible assets are still amortized over their estimated useful lives.
(5) For the year ended March 31, 2001 the number of Roxio weighted averages shares used in computing both basic and diluted net income per share was 16,500. MGI's weighted average shares reflect the shares issued to MGI shareholders as part of the transaction.

                                  MGI AND ROXIO
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                FOR THE NINE MONTH PERIOD ENDED DECEMBER 31, 2001

                                                                                       Nine Months Ended
                                                                  ----------------------------------------------------------
                                                                                                                  Combined
                                                                     Roxio          MGI                          Pro Forma
                                                                  December 31,   October 31,                    December 31,
                                                       Footnotes      2001          2001         Adjustments        2001
                                                       ---------  ------------   -----------     -----------    ------------
                                                                   (U.S.$ in thousands, except share and per share amounts)
Net Revenues .........................................              $103,627      $ 13,390                       $117,017
Cost of revenues
 (excludes stock based compensation charges in
 Roxio of $89) .......................................                21,070         5,176                         26,246
                                                                    --------      --------         -------       --------
Gross profit .........................................                82,557         8,214                         90,771
                                                                    --------      --------         -------       --------
Operating Expenses:
  Research and development
   (excludes stock based compensation charges in
   Roxio of $1,307) ..................................                15,958         8,598                         24,556
  Sales and marketing
   (excludes stock based compensation charges in
   Roxio of $2,964) ..................................                35,149        12,746                         47,895
  General and administrative
   (excludes stock based compensation charges in
   Roxio of $2,024) ..................................                13,149         5,282                         18,431
  Amortization of intangible assets ..................      1          4,297         2,539         $ 1,893          8,729
  Stock based compensation charges ...................                 6,384             -                          6,384
  Restructuring.......................................                     -         2,420                          2,420
                                                                    --------      --------         -------       --------
     Total operating expenses ........................                74,937        31,585           1,893        108,415
                                                                    --------      --------         -------       --------
Income from operations ...............................                 7,620       (23,371)         (1,893)       (17,644)
Other income, net ....................................                   993           571                          1,564
Write down of investment .............................                     -        (1,545)                        (1,545)
                                                                    --------      --------         -------       --------
Income from operations before provision for
 income taxes ........................................                 8,613       (24,345)         (1,893)       (17,625)
Provision for income taxes ...........................                (6,604)         (694)                        (7,298)
                                                                    --------      --------         -------       --------
Net income (loss) ....................................     2,3      $  2,009      $(25,039)        $(1,893)      $(24,923)
                                                                    ========      ========         =======       ========

Basic and diluted net income per share ...............              $   0.12                                     $  (1.31)
                                                                    ========                                     ========

Weighted average shares used in computing basic and
 diluted net income per share ........................      4         16,767         2,203                         18,970
                                                                    ========      ========                       ========

Notes:
------

The statement of operations for MGI for the nine months ended October 31, 2001 have been translated into U.S. dollars based on the average exchange rate of U.S. $0.6466 for the three months ended April 30, 2001, U.S. $0.6528 for the three months ended July 31, 2001 and U.S. $0.6417 for the three months ended October 31, 2001. Certain reclassifications to reflect the presentation used by Roxio have been made as follows:

(a) Amortization of capital assets for MGI was reclassified from amortization of capital assets to research and development expense in the statement of operations.
(b) Foreign exchange gains of $373 for MGI was reclassified from foreign exchange gain to other income in the statement of operations.

The pro forma adjustments, which include only recurring type adjustments, are as follows:

(1) To record amortization of the estimated $7,572 of identifiable intangible assets based on a three year useful life.
(2) Write down of the acquired In Process research and development ("IPR&D"), as required by U.S. GAAP in situations where the IPR&D have not reached technological feasibility and there are no alternative uses, are not reflected in the pro forma statement of operations as it is a material non recurring charge directly attributable to the acquisition. Had a write down of IPR&D been reflected in the statement of operations, net loss would have increased by $0.06 to $1.37.
(3) Roxio implemented the Statement of Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets" effective April 1, 2001. As a result, Roxio ceased amortization of goodwill from April 1, 2001. Since the acquisition will occur after July 1, 2001 and after Roxio implemented SFAS 142, the pro forma statement of operations does not include any amortization of goodwill. Identified limited life intangibles are still amortized over their estimated useful lives.
(4) For the nine months ended December 31, 2001 the number of Roxio weighted average shares used in computing basic and diluted net income per share was 16,767. MGI's weighted average shares reflect shares issued to MGI shareholders as part of the acquisition.